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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 13, 2001

                          LEXICON GENETICS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                     000-30111               76-0474169
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                           4000 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381
                         (ADDRESS OF PRINCIPAL EXECUTIVE
                              OFFICES AND ZIP CODE)

                                 (281) 364-0100
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     We entered an Agreement and Plan of Merger with Coelacanth Corporation on June 13, 2001, under which we will acquire all of Coelacanth's outstanding capital stock in a merger. Under the terms of the agreement, we will issue shares of our common stock in the merger with a value of $32.0 million based on the average closing price of our common stock for the 30 days ending three days prior to the effective time of the merger; provided, however, that (i) if such price is equal to or less than $8.87, the average closing price shall be deemed to be $8.87, and (ii) if such price is equal to or greater than $13.30, the average closing price shall be deemed to be $13.30. As a result, we will issue no fewer than 2,406,305 and no more than 3,609,457 shares of our common stock (subject to payments in lieu of fractional shares) in exchange for Coelacanth's outstanding capital stock. An aggregate of 10% of the shares of our common stock issued in the merger will be placed in escrow for one year to satisfy claims, if any, that we may have for breaches of Coelacanth's representations, warranties and covenants in the merger agreement. We will assume Coelacanth's outstanding options and warrants in the merger. In connection with the merger, we will enter into employment agreements with the three current senior executives of Coelacanth, and we will pay retention bonuses and grant stock options to certain Coelacanth employees, subject to certain conditions.

     The closing of the merger is subject to approval by Coelacanth's stockholders, the receipt of certain regulatory approvals and other customary conditions. We have received irrevocable proxies in favor of the merger from stockholders of Coelacanth holding a sufficient number of shares to approve the merger. We expect to complete the merger by July 31, 2001. The merger will be accounted for as a purchase.

     We have agreed to file, within 30 days after the effective time of the merger, a registration statement for the resale of the shares received by Coelacanth stockholders in the merger, and to use our best commercially reasonable efforts to cause such registration statement to become effective within 60 days of its initial filing date and keep such registration statement effective for twenty-four months (or such shorter period after which all Parent Common Stock may be sold by the Stockholders in accordance with the requirements of Rule 144 under the Securities Act of 1933 in a 90-day period). Our obligation to register the resale of shares received by a Coelacanth stockholder is subject to the execution by such stockholder of an agreement accepting the terms of such registration rights, as well as other customary terms and conditions. These stockholder agreements further provide for lock-ups under which stockholders of Coelacanth have agreed or will agree not to sell or otherwise transfer shares of our common stock received by them in the merger until such restrictions lapse, as follows: (i) upon the earlier of an effective registration statement for the resale of their shares or 90 days from the closing of the merger with respect to 50% of such shares; (ii) 180 days from the closing of the merger with respect to an additional 20% of such shares; (iii) 270 days from the closing of the merger with respect an additional 20% of such shares; and (iv) one year from the closing for the final 10% of such shares.

     Coelacanth, founded in 1996, is a privately held company that uses its proprietary technology, ClickChem(TM), to create sets of novel building blocks which are used for the production of innovative compound sets that shorten lead discovery and lead optimization time for drug development. Upon closing of the merger, Coelacanth will form the core of Lexicon Pharmaceuticals, a new division of Lexicon Genetics responsible for small molecule compound discovery.

     The foregoing summary is subject to the full text of the Agreement and Plan of Merger and the press release with respect thereto, copies of which are attached hereto and incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements

     No financial statements of Coelacanth Corporation are required to be filed under Rule 3-05 of Regulation S-X.

     (c) Exhibits

EXHIBIT NO.                          DESCRIPTION

  10.1 -- Agreement and Plan of Merger, dated June 13, 2001, among Lexicon Genetics Incorporated, Angler Acquisition Corp. and Coelacanth Corporation.

  99.1  --  Press release.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       LEXICON GENETICS INCORPORATED


Date: June 18, 2001                    By: /s/ JEFFREY L. WADE
                                           ---------------------------------
                                           Jeffrey L. Wade
                                           Executive Vice President and
                                           General Counsel

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                        DESCRIPTION
-------                                       -----------

  10.1        --       Agreement and Plan of Merger, dated June 13, 2001, among
                       Lexicon Genetics Incorporated, Angler Acquisition Corp.
                       and Coelacanth Corporation.

  99.1        --       Press release.